EXHIBIT 23.2




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACC0UNTING FIRM

We consent to the use in this Registration Statement of Epic Energy Resources, Inc.on Form SB-2 of our report dated April 16, 2007 for Epic Energy Resources, Inc. We also consent to the reference to us under the heading "Experts" in this registration statement.


/s/ MALONE & BAILEY
Houston, Texas

January 4, 2008





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACC0UNTING FIRM

We consent to the use in this Registration Statement of Epic Energy Resources, Inc., on Form SB-2 of our report dated October 29, 2007 for The Carnrite Group L.L.C. We also consent to the reference to us under the heading "Experts" in this registration statement.


/s/ MALONE & BAILEY
Houston, Texas

January 4, 2008


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                          CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 3, 2006 relating to the financial statements of Epic Energy Resources, Inc. (formerly San Juan Financial, Inc.) as of December 31, 2005 and for the year then ended, and for the period from inception (April 10, 2000) to December 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.



                                                       /s/ Comiskey & Company
                                                       PROFESSIONAL CORPORATION



Denver, Colorado
January 3, 2008


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated June 6, 2007, relating to the financial statements of Pearl Development Company (now named Pearl Investment Company) as of December 31, 2006 and for the two years ended December 31, 2006.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.


/s/ Ehrhardt Keefe Steiner & Hottman PC



Denver, CO
January 4, 2008